Exhibit 99.1

Cogo Group, Inc. Announces Preliminary Results for Fourth Quarter 2008 and Provides Guidance for Q1 2009

•	Reports highest quarterly revenue in Cogo’s history, up approximately 16% from the prior year
•	Exceeds company’s prior guidance for revenue for 2008 Q4 results
•	Expects growth in all four product offerings in 2009

SHENZHEN, China, Feb 12th, 2009 - Cogo Group, Inc. (Nasdaq: COGO) a China-based provider of customized module design solutions as well as engineering and technology services to domestic and international companies, today announced its preliminary unaudited financial results for the fourth quarter 2008. For the quarter ended December 31, 2008, the Company expects to report revenue of approximately $82.3 million (unaudited), an increase of more than 16% over $70.9 million for the same period of the prior year. The Company continued to experience growth across all product categories - mobile handsets, telecommunication equipment, digital media and industrial applications.

Jeffrey Kang, CEO of Cogo Group, Inc. commented, “The fourth quarter of 2008 offered stable demand in both the mobile handset and digital media end-markets and seasonally strong growth in the telecommunications equipment and new industrial application businesses. Although the current financial market and the slowdown in the global economy have adversely impacted our end-markets, because of our diverse customer base (over 1,200 active customers in Q4) and product offerings, continued growth in exports, as well as swift implementation of a down-market strategy, we managed to continue to grow in the second half of 2008. We expect to achieve projected revenue growth of approximately 25% in 2008.”

The Company expects to report Non-GAAP net income, which excludes share-based compensation expense and acquisition related costs consisting the amortization of purchased intangible assets, of approximately $6.6 million (unaudited) and diluted earnings per share (“Non-GAAP EPS”), which excludes share-based compensation expense and acquisition related costs consisting the amortization of purchased intangible assets, of approximately $0.18 (unaudited) for the fourth quarter 2008, compared to $0.22 (unaudited) for the same period of the prior year, representing a decrease of approximately 18%, but an increase of 29%, compared to the $0.14 (unaudited) reported during the third quarter.  Net income on a U.S. GAAP basis was expected to be approximately $0.9 million (unaudited) and EPS on a U.S. GAAP basis was approximately $0.02 (unaudited) for the fourth quarter 2008, compared to $0.15 (unaudited) for the same period of the prior year. The Company expects gross margin to be 14.2% (unaudited) for the fourth quarter 2008, as compared to 19.5% (unaudited) reported for the fourth quarter 2007 and 13.7% (unaudited) for the third quarter 2008.

Based on current conditions, management provides first quarter 2009 guidance of $60-65 million in revenue and Non-GAAP EPS Diluted estimated at $0.12-13. The Company continues to target gross margins of 15% and operating margins of 10%.

Mr. Kang said, “During Cogo’s 13 years of operation, we have faced numerous challenges including downturns in our industry, interruptions in supply, cell phone inventory problems, and tough financial markets during slowdowns in the global telecom industry and the Asian financial crisis.  Our broad and diversified customer base and multi-industry coverage have enabled us to avoid the cyclical impact of a single industry. The outlook for 2009 appears to be that of another challenging year, but, although the financial crisis and slowdown in demand will likely impact Cogo’s end-markets, we see great opportunities. We remain encouraged by a softened monetary policy in China and the government’s administrative measures to stimulate the economy. Cogo plans to continue its growth by further penetrating into its existing mobile handsets and digital media end-markets and aggressively expanding into new end-markets through acquisitions.

In addition to our existing supplier partnerships, the Company has agreements with Microsoft, Maxim and a few others.  We will continue to increase the number of supplier partnerships to enrich our solution portfolios. Cogo expects that the combination of share gains, the ramp up of both China 3G and domestic China spending on its infrastructure will drive organic growth in all four product offerings for Cogo in 2009 as compared to 2008. In the event of an expected continued economic downturn, Cogo will take advantage of weakened competition and leverage its unique business model and large net cash position to support sustainable growth in 2009.”

Cogo will host a teleconference at 4:30 p.m. Eastern Time on Thursday, February 12, 2009 to report unaudited earnings results for the fourth quarter of 2008 and provide a business outlook for the first quarter of 2009. The Company will release final and detailed 2008 audited results and other information in March 2009. Statements and numbers in this release have not been audited, and they are based on current expectations and may differ from the audited results.

Cogo 2008 Q4 Preliminary Earnings Results Conference Call

Date/ Time:
February 12, 2009 (Thursday) @ 4:30 PM (ET)

Conference Call:
US/ Canada Toll-Free: 1-800-762-8779
International: +1 (480) 629 9031

Webcast/ Audio Recording:
http://viavid.net/dce.aspx?sid=00005C10.

Replay:
US/ Canada Toll-Free: 1-800-406-7325 (Passcode: 3964131)
International: +1 (480) 590 3030 (Passcode: 3964131)

About Cogo Group, Inc.:

Cogo Group, Inc. (NASDAQ: COGO) is a leading provider of customized module and subsystem design solutions in China. The Company believes it acts as a proxy to China's technology industry as it works with virtually all the major ODMs and OEMs in China. Cogo leverages these relationships and combines their IP to create designs that Cogo then sells to electronic manufacturers. These designs allow manufacturers to reduce their time to market for new products and ultimately increase sales. Cogo Group focuses on the mobile handset, telecommunications equipment and digital media end-markets for its customized design modules while also offering business and engineering services to their large telecommunications equipment vendor customers. Over the last twelve years, Cogo has grown its customer list to include more than 1,200 manufacturers across the mobile handset, telecommunications equipment, industrial and consumer markets, covering both multinational Chinese subsidiaries and Chinese domestic companies.

For further information:
Investor Relations
www.comtech.com.cn/investorinfo.html
communications@cogo.com.cn
H.K.:      +852 2730 1518
U.S.:       +1 (646) 291 8998
Fax:         +86 755 2674 3522

Safe Harbor Statement:
This press release includes certain statements that are not descriptions of historical facts, but are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. These forward-looking statements may include statements about our proposed discussions related to our business or growth strategy such as growth in digital media, mobile handset and telecommunications businesses, such as business with Microsoft and Maxim, as well as our potential acquisitions which are subject to change. Such information is based upon expectations of our management that were reasonable when made, but may prove to be incorrect. All such assumptions are inherently subject to uncertainties and contingencies beyond our control and upon assumptions with respect to future business decisions, which are subject to change. For further descriptions of other risks and uncertainties, see our most recent Annual Report filed with the Securities and Exchange Commission (SEC) on Form 10-K, and our subsequent SEC filings, including our most recent Forms S-1 and/or S-3. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at www.sec.gov.

About Non-GAAP Financial Measures:
To supplement Cogo's consolidated financial results presented in accordance with GAAP, Cogo uses the following measures defined as Non-GAAP financial measures by the SEC: 1) Non-GAAP net income, which is net income excluding share-based compensation expenses and acquisition related costs such as amortization and impairment of purchased intangible assets, 2) Non-GAAP basic and diluted earnings per share, which is basic and diluted earnings per share excluding share-based compensation expenses and acquisition related costs such as amortization and impairment of purchased intangible assets,  3) Non-GAAP income from operation, which is income from operation excluding share-based compensation expenses and acquisition related costs such as amortization and impairment of purchased intangible assets and 4) Non-GAAP operating margin, which is operating margin excluding share-based compensation expenses and acquisition related costs such as amortization and impairment of purchased intangible assets. The presentation of these Non-GAAP financial measures is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. For more information on these Non-GAAP financial measures, please see the table captioned “Reconciliations of Non-GAAP measures to the most comparable GAAP measures” set forth at the end of this release.

Cogo believes that these Non-GAAP financial measures provide meaningful supplemental information regarding its performance and liquidity by excluding share-based expenses and acquisition related costs such as amortization and impairment of purchased intangible assets that may not be indicative of its operating performance from a cash perspective. Cogo believes that both management and investors benefit from referring to these Non-GAAP financial measures in assessing its performance and when planning and forecasting future periods. These Non-GAAP financial measures also facilitate management's internal comparisons to Cogo's historical performance and liquidity. Cogo computes its Non-GAAP financial measures using the same consistent method from quarter to quarter. Cogo believes these non- GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making. A limitation of using Non-GAAP net income, Non-GAAP basic and diluted earnings per share, Non-GAAP income from operation and Non-GAAP operating margin is that these Non-GAAP measures exclude share-based compensation charge and acquisition related costs such as amortization and impairment of purchased intangible assets that have been and will continue to be for the foreseeable future a recurring expense in our business. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from each Non-GAAP measure. The accompanying tables have more details on the reconciliations between GAAP financial measures that are most directly comparable to Non-GAAP financial measures.

Tables Attached

COGO GROUP, INC.

RECONCILIATION OF NON-GAAP MEASURES TO THE MOST COMPARABLE GAAP MEASURES (UNAUDITED)

	For the quarter ended	For the quarter ended	For the quarter ended
	Dec 31, 2008	Sep 30, 2008	Dec 31, 2007
	(unaudited)	(unaudited)	(unaudited)
Net Income	$’ million	$’ million	$’ million
GAAP net income	0.9	1.4	6.1
Share-based compensation cost	1.5	1.5	1.6
Acquisition related costs - amortization and impairment of purchased intangible assets, recognized deferred taxation and impairment of goodwill	4.2	2.5	1.0
Non-GAAP net income per share- Diluted	6.6	5.4	8.7

Earnings per share	$	$	$
GAAP net income per share- Diluted	0.02	0.04	0.15
Non-GAAP net income per share- Diluted	0.18	0.14	0.22

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